                                                                   Exhibit T3C-2

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                              GTrans LLC, as Issuer

                                       and

                        The Bank of New York, as Trustee

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of           , 2002
                                      ----------

                                   ----------

             SUPPLEMENT TO INDENTURE DATED AS OF              , 2002
                                                 -------------

    [Note: "New money notes" and "long-term notes" will be issued under this supplemental indenture]

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

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    DEFINITIONS.....................................................1

ARTICLE II   ESTABLISHMENT OF SENIOR NOTES...................................3

   SECTION 201   Designation of Series.......................................3

   SECTION 202   Form of Senior Notes........................................4

   SECTION 203   Limit on Amount of Series; Authorized Denominations.........4

   SECTION 204   Unissued Senior Notes.......................................4

   SECTION 205   Physical Securities and Global Securities; Appointment
                 of Depositary for Global Securities.........................4

   SECTION 206   No Sinking Fund.............................................5

   SECTION 207   Other Terms of Senior Notes.................................5

ARTICLE III  INTEREST RATE; OPTIONAL REDEMPTION BY THE ISSUER................5

   SECTION 301   Interest Rate Adjustment....................................5

   SECTION 302   Optional Redemption.........................................5

ARTICLE IV   MISCELLANEOUS...................................................6

   SECTION 401   Application of First Supplemental Indenture.................6

   SECTION 402   Effective Date..............................................6

   SECTION 403   Counterparts................................................6

EXHIBIT A  FORM OF SENIOR NOTES............................................A-1

     FIRST SUPPLEMENTAL INDENTURE, dated as of             , 2002 (this "First
                                               ------------
Supplemental Indenture") by and between GTrans LLC, a California limited liability company (herein called the "Issuer"), and The Bank of New York, a state banking corporation, as Trustee under the Indenture (as hereinafter defined) (herein called the "Trustee").

                             RECITALS OF THE ISSUER

     The Issuer and the Trustee are parties to that certain Indenture dated as
of              , 2002 (the "Original Indenture," and together with all
   -------------
indentures supplemental thereto, the "Indenture") providing for the issuance by the Issuer of Securities from time to time.

     Under the Original Indenture, the Issuer is authorized to issue unlimited series of Securities and to establish a series of Securities at any time in accordance with the provisions of the Original Indenture, and the terms of such series may be described by a supplemental indenture executed by the Issuer and the Trustee.

     Pursuant to Section 301 of the Original Indenture, the Issuer and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of a first series of Securities.

     The execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of the Issuer.

     Concurrent with the execution hereof, the Issuer has caused its counsel to deliver to the Trustee an Opinion of Counsel.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

     NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and the equal and proportionate benefit of all Holders of the Senior Notes (as hereinafter defined), as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following definitions are hereby established for purposes of this First Supplemental Indenture (capitalized terms used herein but not defined have the meaning set forth in the Original Indenture) shall have the meanings set forth in this First Supplemental Indenture only for purposes of this First Supplemental Indenture:

     "Adjusted Treasury Rate" means, with respect to any Redemption Date:

          (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519) Selected Interest Rates" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

          (b) if such release (or any successor publication) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term to the stated maturity date of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes to be redeemed (the "Remaining Life").

     "Comparable Treasury Price" means (a) the average of      Reference
                                                          ----
Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent
Investment Banker obtains fewer than     such Reference Treasury Dealer
                                     ---
Quotations, the average of all such quotations.

     "Electric Index" means the Lehman Brothers Electrical Utility Corporate Bond Index.

     "Final Measurement Date" means the first date on or after the 20th Trading Day after the Pricing Date on which the Option Adjusted Spread quotation appears in the Electric Index.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuer.

     "Initial Interest Rate" means    % per annum, which interest rate will be
                                   ---
borne by the Senior Notes from and after their date of issuance to and including the Final Measurement Date.

     "Initial Measurement Date" means the last date prior to the Pricing Date on which the Option Adjusted Spread quotation appears in the Electric Index.

     "Interest Payment Date" with respect to the Senior Notes shall mean
                                                                         -----
and       of each year, commencing        , 20  .
    -----                          -------    --

     "Measurement Period" means the period from and including the Initial Measurement Date to and including the Final Measurement Date."

     "Option Adjusted Spread quotation" means the "Option Adjusted Spread" quotation appearing in the Electric Index.

     ["Plan Trust Agreement" means ___________________________________________.]

     "Pricing Date" means [fill in date on which "new money" notes for ETrans, GTrans and Gen are priced].

     "Reference Treasury Dealer" means (a)                               and
                                           -----------------------------
their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer (a "Primary Treasury Dealer"), the Issuer will substitute any Primary Treasury Dealer, and
(b) any other Primary Treasury Dealers selected by the Issuer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Remaining Scheduled Payments" means, with respect to each Senior Note that the Issuer is redeeming, the remaining scheduled payments of the principal and interest that would be due after the related Redemption Date if such Senior Note were not redeemed. However, if the Redemption Date is not a scheduled Interest Payment Date with respect to that Senior Note, the amount of the next succeeding scheduled interest payment on that Senior Note will be reduced by the amount of interest accrued on such Senior Note to the Redemption Date.

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange.

                                   ----------

     The words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                          ESTABLISHMENT OF SENIOR NOTES

SECTION 201 Designation of Series.

     Pursuant to the terms hereof and Section 301 of the Original Indenture, the Issuer hereby establishes a separate series of Securities designated as "[___ % Senior Notes due 20__ ]" (the "Senior Notes").

SECTION 202 Form of Senior Notes.

     The Senior Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made a part hereof. Senior Notes issued in the form of Global Securities shall be substantially in the form of Exhibit A attached hereto (including the Global Securities legend). Senior Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Securities legend).

SECTION 203 Limit on Amount of Series; Authorized Denominations.

     The aggregate principal amount of Senior Notes which may be authenticated and delivered under this First Supplemental Indenture may not exceed $[900,000,000] at any time, except as permitted by Section 306 of the Indenture. Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 204 Unissued Senior Notes.

     If any Senior Note shall have been authenticated and delivered hereunder but is later returned to the Trustee pursuant to the [Plan Trust Agreement] or otherwise, then the Trustee shall cancel such Senior Note and such Senior Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture. Such cancelled Senior Notes held by the Trustee shall be disposed of as directed by an Issuer's Order.

SECTION 205 Physical Securities and Global Securities; Appointment of Depositary
            for Global Securities.

     In accordance with the terms of the Plan and subject to the next sentence of this Section 205, Senior Notes shall be issued in the form of one or more permanent Global Securities as provided in Article Two of the Original Indenture and Section 202 of this First Supplemental Indenture and deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each holder of an allowed claim under the Plan entitled to receive Senior Notes pursuant to the Plan who has complied with the terms of the Plan but is not eligible to hold a Global Security shall be issued Senior Notes in definitive form, as provided in Section 202 of this First Supplemental Indenture.

     The Issuer hereby appoints The Depository Trust Company ("DTC"), initially, to act as the Depositary with respect to Senior Notes that are Global Securities, and such Senior Notes shall initially be registered in the name of Cede & Co., as the nominee of DTC.

     The Trustee is hereby authorized and requested to execute and deliver a Letter of Representation relating to the Senior Notes that are Global Securities and, in connection with any successor nominee for DTC or any successor depositary, enter into comparable arrangements, and shall have the same rights with respect to its actions thereunder as it has with respect to its actions under the Indenture.

SECTION 206 No Sinking Fund.

     No sinking fund is provided for the Senior Notes.

SECTION 207 Other Terms of Senior Notes.

     The other terms of the Senior Notes shall be as expressly set forth in
Article 3 hereof and Exhibit A hereto.

                                   ARTICLE III

                INTEREST RATE; OPTIONAL REDEMPTION BY THE ISSUER

SECTION 301 Interest Rate Adjustment.

     The Senior Notes shall initially bear interest at the Initial Interest Rate. From and after the day following the Final Measurement Date, the Initial Interest Rate shall be increased by the amount equal to the increase, if any, in the Option Adjusted Spread quotation during the Measurement Period, rounded to the nearest basis point; provided, that the Initial Interest Rate shall not be increased by more than 25 basis points.

SECTION 302 Optional Redemption.

     Subject to the terms and conditions of the Original Indenture, the Senior Notes are redeemable at the option of the Issuer in whole at any time or in part from time to time at a Redemption Price equal to the greater of:

          (a) 100% of the principal amount of the Senior Notes to be redeemed;
     or

          (b) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the Senior Notes to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day
     months) at the Adjusted Treasury Rate, plus     basis points,
                                                 ---

plus, in either of the above cases, accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the Redemption Date.

     Redemption of the Senior Notes at the election of the Issuer as permitted by this First Supplemental Indenture shall be made in accordance with Article XI of the Original Indenture.

                                   ARTICLE IV

                                  MISCELLANEOUS

SECTION 401 Application of First Supplemental Indenture.

     Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Senior Notes created hereby and not to any future series of Securities established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 402 Effective Date.

     This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

SECTION 403 Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                   GTRANS LLC


                                   By:
                                       -----------------------------------------


                                   THE BANK OF NEW YORK, as Trustee


                                   By:
                                      ------------------------------------------

                                    EXHIBIT A

                             [FORM OF SENIOR NOTES]

                           [Form of Face of Security]
                            ------------------------

     [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS SECURITY CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                   GTRANS LLC

                           [_% SENIOR NOTES DUE 20__]

No.                                                Principal Amount: $
   -----------                                                        ----------
CUSIP No:
          ------------------

     GTrans LLC, a limited liability company duly organized and existing under the laws of the State of California (herein called the "Issuer," which term includes any successor Persons under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                   or registered
                                         ------------------
assigns, the principal sum of                          Dollars on
                              ------------------------
                   , and to pay interest thereon from            , 20   or from
-------------------                                   -----------    --
the most recent Interest Payment Date to which interest has been paid or duly
provided for, semiannually on each            and            in each year (each,
                                   ----------     ----------
an "Interest Payment Date"), commencing           , 20  , at the rate of     %
                                        ----------    --                 ----
per annum, subject to adjustment as herein provided, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer maintained for that
purpose in           , or, at the option of the Issuer, payment of interest may
           ----------
be made by check mailed to the Holders at their addresses set forth in the Security Register; provided that payment by wire transfer of immediately available funds will be required with respect to the principal of and interest, and premium, on [all Securities that are Global Securities and] all [other] Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent if such Holders shall be registered Holders of at least $[10,000,000] in principal amount of Securities. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Issuer has caused this instrument to be duly executed.

Dated:
       ------------------

                                   GTRANS LLC


                                   By
                                      ------------------------------------------


                                   By
                                      ------------------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                              As Trustee


                                   By                                          ,
                                      -----------------------------------------
                                                  Authorized Signatory

                          [Form of Reverse of Security]
                           ---------------------------

     This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), issued under an Indenture, dated as of
       , 2002, as heretofore supplemented and as further supplemented by the
-------
First Supplemental Indenture dated             , 2002 (as so supplemented and as
                                   ------------
may be further supplemented, herein called the "Indenture"), between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $[900,000,000].

     The Senior Notes shall initially bear interest at the Initial Interest Rate. From and after the day following the Final Measurement Date, the Initial Interest Rate shall be increased by the amount equal to the increase, if any, in the Option Adjusted Spread quotation during the Measurement Period, rounded to the nearest basis point; provided, that the Initial Interest Rate shall not be increased by more than 25 basis points.

     Subject to the terms and conditions of the Original Indenture, the Senior Notes are redeemable at the option of the Issuer in whole at any time or in part from time to time at a Redemption Price equal to the greater of:

          (a) 100% of the principal amount of the Senior Notes to be redeemed;
     or

          (b) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments on the Senior Notes to be so redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day
     months) at the Adjusted Treasury Rate, plus     basis points,
                                                 ---

plus, in either of the above cases, accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the Redemption Date.

     Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions allowing for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal of, and accrued interest on the Securities of this series to the date of declaration to be due and payable immediately.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, voting as a single class. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series affected, on behalf of the Holders of all Securities of such series, voting as a single class, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security and indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
      -----------

                                   Your signature:
                                                   -----------------------------
                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No.:
                                                          ----------------------

                                   SIGNATURE GUARANTEE:


                                   ---------------------------------------------

                                   Signatures must be guaranteed by an
                                   "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.